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                                 EXHIBIT 10(c)

                          CYPRUS AMAX MINERALS COMPANY

                              MATERIALS CONTRACTS
                  CLARIFYING ADDENDUM TO EMPLOYMENT AGREEMENTS

                                       99
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                          CYPRUS AMAX MINERALS COMPANY
                              CLARIFYING ADDENDUM


     THIS CLARIFYING ADDENDUM (the "Addendum") is made this 2nd day of May, 1995, by agreement between Cyprus Amax Minerals Company (the "Company") and _______________ (the "Employee"), and is intended to clarify the intent of the parties with respect to certain provisions of the Agreement, dated ______________, 19__, between Cyprus Minerals Company and its successor, the Company, and the Employee (the "Agreement").

     NOW, THEREFORE, the parties agree to the following clarifications with respect to the calculation of benefits described in Section 3 (i) of the
Agreement:

1.   BENEFICIARY DESIGNATION.  The following beneficiary designation procedure
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     shall be followed:

     (a) The Employee may designate the beneficiary or beneficiaries who shall receive, on or after the Employee's death, the benefits payable under
     Section 3 (i) of the Agreement. Such designation shall be made by executing and filing with the Company a written instrument in such form as may be prescribed by the Company for that purpose. The Employee may revoke or change, at any time and from time to time, any beneficiary designation previously made. Such revocations and/or changes shall be made by executing and filing with the Company a written instrument in such form as may be prescribed by the Company for that purpose.

     (b) No designation, revocation, or change of beneficiary shall be valid and effective unless filed with the Company.

     (c) Unless the Employee establishes to the satisfaction of the Company that he has no spouse, he may not designate a beneficiary other than his spouse unless his spouse executes a written instrument whereby such spouse consents not to receive such benefit.

     (d) If the Employee has no beneficiary, if the Employee's beneficiary(ies) predecease the Employee, or if the beneficiary(ies) cannot be located by the Company, the interest of the deceased Employee shall be paid to the Employee's estate.

2.   CALCULATION OF LUMP SUM PAYMENT.  The following procedure shall be used to
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     calculate lump sum payments under Section 3 (i) of the Agreement:

     (a) At the time the Employee terminates from employment with eligibility for a future benefit from the Retirement Plan for Salaried Employees of Cyprus Amax Minerals Company (the "Retirement Plan"), the Company shall make an "interim" payment to the Employee. This interim payment shall be based on an estimate of the projected benefits the Employee will receive from the Retirement Plan and the related estimated additional benefits under the Agreement based on the facts and circumstances at the time the estimates are made.

     (b) When the Employee attains the earliest retirement age (or would have attained such age but for death) which was used to calculate the interim payment, the Company shall recalculate the benefits under the Agreement using the benefit actually paid, if any, from the Retirement Plan. If such recalculation results in an amount under the Agreement that is larger than the interim payment previously paid to the Employee, the Company shall make an additional payment under the Agreement to make up the difference between the interim payment and the recalculated amount.

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3. COMPENSATION.  The term "compensation" as used to calculate the lump sum
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   payment under Section 3 (i) of the Agreement is hereby amended and redefined as amounts earned by the Employee during the relevant period used to determine applicable compensation, regardless of when such amounts are actually paid to the Employee.

   IN WITNESS WHEREOF, the Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first written above.


                              EMPLOYEE

                              _______________________________


                              CYPRUS AMAX MINERALS COMPANY

                              By: ___________________________

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